Exhibit 99.1

Summit Wireless Technologies Reports Q4 and Full Year 2021 Results and
Announces Name Change to WiSA Technologies, Inc.

- 2021 Revenue Grew 172% -

- Leveraging Core Technology into New Consumer Market Segments in 2022 -

- Conference Call Today to Discuss Expanded Total Addressable Market from New Technology -

BEAVERTON, OR —(March 11, 2022)— Summit Wireless Technologies (NASDAQ: WISA) reported fourth quarter and full year 2021 financial results. The company also announced the change of its name to WiSA Technologies, Inc., a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, and the associated launch of a new company website, which the company expects to be live by March 14, 2022. In its conference call and presentation later today, management will be discussing the company’s expanding technology offering and product roadmap.

“Full year 2021 revenue of $6.54 million was up 172% vs. 2020, and Q4 2021 marked our sixth consecutive quarter of revenue increases, as previously announced,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies, Inc. “We begin 2022 well-positioned in the marketplace, and our plans anticipate substantial revenue growth during the year.”

Entry into Mass Market with Next Generation IP and Products

In 2022, WiSA Technologies is making significant investments in two product launches that position the company to offer best-in-class wireless audio transmission at new price points that significantly expands the addressable market. Industry analysts are projecting 42 million soundbars to be sold worldwide, and WiSA’s Espressif (www.espressif.com) partnership allows the company to offer a 4-channel solution for the soundbar market at a price 65-75% lower than its current modules. With wireless subwoofers and rear speakers, management estimates a serviceable addressable market (SAM) of more than 80 million units per year. WiSA’s Realtek (www.realtek.com) partnership brings the first platform for 5GHz multichannel wireless immersive audio at 50% lower cost than the current solution, and the company’s design team in India is currently working to port this IP to TV/STB operating systems.

The company will detail its latest products and roadmap on its conference call presentation later today. “We have positioned ourselves to capitalize on trends in audio consumption and expand beyond speakers and soundbars. New wireless audio market segments are emerging that our lower price points can address and that increase our TAM to over 1 billion units,” added Moyer.

New Company Name - WiSA Technologies, Inc.

WiSA Technologies, Inc. captures the Summit Wireless Technologies and WiSA Association under one umbrella organization that more expansively reflects the mission of the company and its underlying brand equity. WiSA Technologies develops, markets and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. WiSA Association engages with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to make spatial audio an experience everyone can enjoy.

The WiSA Association will continue its independent role to build these ecosystems between consumers, retailers and WiSA Association members. The company’s WiSA Wave, which includes a number of direct-to-consumer and e-tail/retail programs designed to promote WiSA-enabled products and build the category of wireless spatial audio, offers one example of the synergies of the rebranding strategy. The site drew over 2.1 million visitors in 2021. “In 2022, we expect to drive further WiSA brand awareness as well as direct revenue contribution from consumers seeking WiSA-enabled products, and our goal is to increase WiSA Wave visitors to 3 million to 5 million,” added Moyer.

Q4 2021 and Full Year 2021 Financial Highlights

●	Q4 2021 revenue increased 93% to $2.00 million, compared to $1.04 million in Q4 2020, the quarter in which the WiSA Wave was introduced and first started to fuel revenue growth.
●	Q4 2021 gross margin was 30%, compared to 24% in the fourth quarter of 2020 and 28% in the third quarter of 2021.
●	2021 revenue increased 172% to $6.54 million, compared to $2.40 million in 2020.
●	At December 31, 2021, cash and cash equivalents were $13.1 million.

2021 and Recent Highlights

●	Partnered with Realtek to develop and launch a 5GHz multichannel immersive audio module.
●	Hisense certified WiSA ReadyTM in its TVs and projectors.
●	Toshiba TVs certified WiSA SoundSend ready.
●	Drove nearly 2.1 consumers to WiSA’S websites in 2021, including nearly 1.0 million during the holiday shopping season.
●	Opened seven WiSA online storefronts.

●	Established design team in India for porting WiSA’s IP into embedded systems, initially focusing on smart TVs.
●	Launched www.wisatechnologies.com January 2022.

2022 Financial Guidance

●	30-50% year-over-year revenue growth for full year 2022 compared to full year 2021.
●	Gross margin target range of 28-30%.
●	Company has sufficient cash to execute its business plan through 2022.

“Coming off record revenues in the fourth quarter and full year 2021, supply chain issues and normal seasonality are impacting the start of 2022,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies, Inc. “As inventories are worked down and ordering trends recover, we expect a strong rebound in revenue in the second half of 2022 compared to the first half of 2022. In addition, new products in expanded market segments will be driving business momentum in 2022, and we expect orders to significantly accelerate during the summer and throughout the rest of the year.”

WiSA Technologies, Inc./Summit Wireless Investor Conference Call

A conference call is scheduled to provide a business update including its fourth quarter results at 8:00 a.m. PT / 11:00 a.m. ET on Friday, March 11, 2022. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 669-900-6833 and entering the meeting ID 91495943950 and passcode: 607565 approximately 10 minutes prior to the start time. A live webcast of the call and accompanying slide presentation will be on the investor relations section of the company’s website at ir.summitwireless.com and available for approximately one year. An audio archive can be accessed for one week by dialing 669-900-6833 Meeting ID 91495943950 Passcode: 607565.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (NASDAQ: WISA), formerly Summit Wireless Technologies, is the developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems marketed under the WiSA brands. WiSA’s technology delivers immersive audio experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. Headquartered in Beaverton, OR, WiSA has sales teams in Taiwan, China, Japan, Korea and California. For more information, please visit: www.wisatechnologies.com.

About WiSA Association

WiSA® educates, evangelizes, and promotes solutions for spatial audio in the home. Working in collaboration with technology developed by WiSA Technologies, Inc., WiSA Association engages with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to make immersive audio an experience everyone can enjoy. WiSA, LLC - the Wireless Speaker and Audio Association - is a wholly owned subsidiary of WiSA Technologies, Inc. For more information about WiSA, please visit: www.wisatechnologies.com.

© 2022 WiSA Technologies, Inc. All rights reserved. WiSA Technologies, Inc. and the WiSA Technologies, Inc. logo are trademarks of WiSA Technologies, Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting Summit Wireless’ business including, current macroeconomic uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers, our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and other risks detailed from time to time in Summit Wireless’ filings with the Securities and Exchange Commission.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com